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                                                                Exhibit 10.08

                             EMPLOYMENT AGREEMENT
                  (amended and restated as of August 19, 1996)


                  AGREEMENT, made and entered into this 19th day of August, 1996 by and between Mid Ocean Reinsurance Company Ltd., a Bermuda corporation (the "COMPANY"), Mid Ocean Limited, a Cayman Islands corporation (the "PARENT") and Charles F. Hays (the "EXECUTIVE").

                  WHEREAS, on November 1, 1993, the company and the Executive entered into an employment agreement (the "PRIOR AGREEMENT") pursuant to which the Parent agreed to employ the Executive, and the Executive agreed to serve, as Chief Financial and Administrative Officer, subject to the terms and conditions of the Prior Agreement; and

                  WHEREAS, the Parent desires to amend and restate the Prior Agreement as set forth herein and the Company desires to become a party;

                  WHEREAS, the Executive wishes to continue such employment with the Parent under the terms and conditions of this Agreement;
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                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company, the Parent and the Executive (the "PARTIES") agree as follows:

                  1.       EMPLOYMENT.

                  The Company and Parent hereby employ the Executive, and the Executive hereby accepts employment with the Company, for the term of this Agreement as set forth in Section 2, below, in the position and with duties and responsibilities set forth in Section 3, below, and upon such other terms and conditions as are hereinafter stated.

                  2.     TERM OF EMPLOYMENT.

                  The term of employment under this Agreement shall commence on August 19, 1996 (the "DATE OF THE AGREEMENT") and shall continue through the close of business on the third anniversary of the Date of the Agreement, subject to earlier termination as provided in Section 9, below. Thereafter such term shall automatically be renewed for successive one-year periods unless the Company and Parent give notice in writing to the Executive or the Executive gives notice in writing to the Company and Parent at least 60 days prior to the then scheduled expiration date that the term is not to so renew.

                  3.      POSITIONS, DUTIES AND RESPONSIBILITIES.

                  (a) GENERAL. The Executive shall be employed as Chief Financial and Administrative Officer and Senior Vice President of the Parent, and Executive Vice President of the Company with, in each case, such duties and responsibilities, including but not limited to


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financial and administrative duties and responsibilities, as may be assigned to him by the President and Chief Executive Officer of the Parent or the Company, as the case may be, (currently, Michael A. Butt) or his successor. In carrying out his duties and responsibilities, the Executive shall report to Mr. Butt or his successor. During the term of this Agreement, the Executive shall devote his full business time to the business and affairs of the Company and Parent, including any corporation, partnership or other venture in which the Company or Parent owns, directly or indirectly, 50 percent or more of the stock or, in the case of any entity or venture other than a corporation, 50 percent or more of the equity interest (an "AFFILIATE"), and shall use his best efforts, skills and abilities to promote the Company's and Parent's interests.

                  (b) PERFORMANCE OF SERVICES. The Executive shall be stationed in Bermuda and his services under this Agreement shall be generally performed in Bermuda unless the Executive and the Parent's Board of Directors (the "PARENT BOARD") and the Company's Board of Directors (the "BOARD") mutually agree in writing to the performance of such duties in another location outside the United States.


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                  (c) PERMITTED ACTIVITIES. Anything herein to the contrary
notwithstanding, nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations,
(ii) engaging in charitable activities and community affairs and (iii) managing his personal investments and affairs, provided such activities do not materially interfere with the proper performance of his duties and responsibilities as resident Underwriter for and Chief Financial and Administrative Officer of the Parent and Executive Vice President of the Company.

                  4.     BASE SALARY.

                  The Executive shall be paid a Base Salary by the Company at an annual rate of US $310,000, payable in accordance with the Company's regular pay practices. Such Base Salary shall be subject to annual review and may be increased at the discretion of the Executive Committee of the Board.

                  5.     ANNUAL BONUS.

                  In addition to the Base Salary provided for in Section 4, above, the Executive may be awarded such annual bonuses as may be determined by the Executive Committee of the Board, based on whatever incentive programs have been adopted by the Company for senior executives of the Company, as well as the performance of the Executive and the performance of the Company. Any bonus shall be paid in cash in a lump sum promptly following determination thereof.


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                  6.    STOCK OPTION.

                  The Parent has granted the Executive a 10-year option under the Parent's 1993 Long-Term Incentive and Share Award Plan (the "PLAN") to purchase shares of the Common Stock of the Parent referred to in the Plan at the purchase price referred to therein (the "OPTION"). The Option shall vest and become exercisable on a cumulative basis as to 20% of the shares subject to the Option on the first anniversary of the date of the Agreement and an additional 20% of such shares on each anniversary thereafter until it is fully exercisable and shall be subject to the terms and conditions of the Plan. The Option and any other options to purchase equities securities of the Parent granted to Executive under the Plan or otherwise shall be 100% exercisable upon a "CHANGE OF CONTROL" (as defined in Exhibit A hereto).

                  7.       EMPLOYEE BENEFIT PROGRAM.

                  During the term of the Executive's employment under this Agreement, the Executive shall be entitled to participate in all employee benefit programs of the Company and Parent as are in effect from time to time and in which senior executives of the Company and Parent are eligible to participate. It is expected that such programs will include standard arrangements for medical, hospitalization, life, travel and accident insurance, disability protection and retirement benefits. Coverage may, in the discretion of the Company and Parent, be provided through purchase of separate insurance contracts or through self-insurance.


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                  8.       BUSINESS EXPENSE REIMBURSEMENT AND FRINGE BENEFITS.

                  (a) EXPENSE REIMBURSEMENT. During the term of the Executive's employment under this Agreement, the Executive shall be entitled to receive reimbursement by the Company or Parent for all reasonable out-of-pocket travel expenses, entertainment expenses and other expenses incurred by him in performing services under this Agreement, provided that the Executive submits reasonable documentation with respect to such expenses. This shall include, without limitation, reimbursements of any such costs for air fare (which the Executive shall be entitled to on a first-class basis), hotel accommodations and meals.

                  (b) FRINGE BENEFITS. During the term of the Executive's employment under this Agreement, the Executive shall be entitled to participate in any of the Company's or Parent's executive fringe benefits in accordance with the terms and conditions of such arrangements as are in effect from time to time for the Company's or Parent's senior executives. In all events, the Executive shall be entitled during the period he is employed to the following:

                  (i) a living allowance of up to US $8,000 per month (to be prorated for partial months) while the services are generally performed in Bermuda,

                  (ii) use of an automobile in Bermuda,

                  (iii) reimbursement of the cost (including initiation fees and annual dues) of membership in two clubs in Bermuda,

                  (iv) reimbursement by the Company or Parent for the reasonable cost of financial and tax planning, such reimbursement not to exceed US $10,000 per year; and


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                  (v) air fare for up to three round-trip first-class
         non-business trips per year between New York and Bermuda by the Executive and such members of his family as may accompany him (the benefit under this Section 8(b)(iv) being in addition to any reimbursement of air fare described in Section 8(a)).

                  9.       TERMINATION OF EMPLOYMENT.

                  (a) TERMINATION DUE TO DEATH. In the event the Executive dies during the term of employment, the Executive's spouse or, if she does not survive him, the estate or other legal representative of the Executive shall be entitled to receive the Executive's Base Salary as provided in Section 4, above, at the rate in effect immediately prior to termination, through the end of the month in which the Executive dies. In addition to the above, the estate or other legal representative of the Executive shall be entitled to:

                  (i) any annual bonus awarded but not yet paid under Section 5, above,

                  (ii) a pro rata bonus for the year of death, if the Executive Committee of the Board so determines,

                  (iii) the rights under the Option and all other options as provided in Section 6, above, in accordance with the terms thereof, and

                  (iv) any other rights and benefits available under employee compensation or benefit programs of the Company and Parent, or their equivalent, as provided in Section 7, above, and under business expense reimbursement and fringe benefit programs as described in Section 8, above, determined in accordance with the applicable terms and


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         provisions of such programs.

                  (b) TERMINATION DUE TO DISABILITY. In the event the Executive's employment with the Company and Parent is terminated due to his disability, as determined under the Company's or Parent's long-term disability plan, the Executive shall be entitled to:

                  (i) the Base Salary as provided in Section 4, above, through the end of the month in which the Executive's employment terminates due to disability,

                  (ii) any annual bonus awarded but not yet paid under Section 5, above,

                  (iii) the rights under the Option and all other options as provided in Section 6, above, in accordance with the terms thereof,

                  (iv) any other rights and benefits available under employee benefit programs of the Company and Parent, or their equivalent, as provided in Section 7, above, including, without limitation, the terms of any long-term disability plan, and under the business expense reimbursement and fringe benefit programs as described in Section 8, above, determined in accordance with the applicable terms and provisions such programs.

                  (c)      TERMINATION FOR CAUSE.

                  (i) The employment of the Executive under this Agreement may be terminated by the Parent or the Company for Cause. For this purpose, "CAUSE" shall mean:


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                           (A) conviction of the Executive of a felony involving
                  moral turpitude, or

                           (B) the Executive, in carrying out his duties for the
                  Company or Parent under this Agreement, has been guilty of (I) gross neglect or (II) gross misconduct.

                  (ii) In the event of a termination for Cause under Section 9(c)(i) above, the Executive shall be entitled only to:

                           (A) Base Salary as provided in Section 4, above, at
                  the rate in effect at the time of his termination of employment for Cause, through the date on which termination for Cause occurs,

                           (B) the rights, if any, under the Option and all
                  other options as provided in Section 6, above, or otherwise, determined in accordance with the terms thereof, and

                           (C) any other rights and benefits, if any, available
                  under employee benefit program of the Company and Parent, or their equivalent, as provided in Section 7, above, and under the business expense reimbursement and fringe benefit programs as described in Section 8, above, determined in accordance with the applicable terms and provisions of such programs.

                  (d)      TERMINATION WITHOUT CAUSE.


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                  (i) Anything in this Agreement to the contrary
         notwithstanding, the Executive's employment may be terminated without Cause as provided in this Section 9(d). A termination due to disability, as described in Section 9(b), above, or a termination for Cause, as described in Section 9(c), above, shall not be deemed a termination without Cause under this Section 9(d).

                  (ii) In the event the Executive's employment is terminated without Cause prior to Change in Control or following the first anniversary of a Change in Control, the Executive shall be entitled to:

                           (A) Base Salary as provided in Section 4, above, at
                  the rate in effect in accordance with Section 4, above, immediately prior to such termination, payable in equal monthly installments for a period of 12 months following the date of such termination,

                           (B) any annual bonus awarded but not yet paid under
                  Section 5, above,

                           (C) the rights under the option and all other options
                  as provided in Section 6, above, determined in accordance with the terms thereof,

                           (D) continued coverage under the employee benefit
                  programs of the Company, or their equivalent, as provided in
                  Section 7, above, in which the Executive was participating at the time of his termination of employment for the period of salary continuation or, if longer, for the period provided in such programs; provided, however, that any such continued coverage shall be offset by


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                  comparable coverage provided to the Executive in connection with subsequent full-time employment and, to the extent the Company is unable to continue such coverage, the Company shall provide the Executive with economically equivalent benefits determined on an after-tax basis, and

                           (E) any other rights and benefits available under
                  employee benefit programs of the Company and Parent, or their equivalent, as provided in Section 7, above, and under the business expense reimbursement and fringe benefit programs as described in Section 8, above, determined in accordance with the applicable terms and provisions of such programs.

                  (iii) In the event the Executive's employment is terminated by the Company or Parent without Cause within the 12-month period following a Change in Control (the "POST-CHANGE PERIOD") or the Executive terminates his employment for "GOOD REASON" (as defined in Exhibit B hereto) during the Post-Change Period, the Executive shall be entitled to:

                           (A) Base Salary as provided in Section 4, above, at
                  the rate in effect in accordance with Section 4, above, immediately prior to such termination, payable in equal monthly installments for a period of 24 months following the date of such termination,

                           (B) an amount equal to two times the largest annual
                  bonus awarded to the Executive in the three-year period prior to the year in which a Change in Control occurs, paid in equal monthly installments for the period of Base Salary


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                  continuation.

                           (C) an amount equal to the annual bonus that would
                  have been awarded to Executive in respect of the year in which the Change in Control occurs, multiplied by a fraction, the numerator of which is the number of months or fraction thereof in which the Executive was employed by the Company in such year, and the denominator of which is 12.

                           (D) the rights under the Option, and all other
                  options as provided in Section 6, above, determined in accordance with the terms thereof,

                           (E) continued coverage under the employee benefit
                  programs of the Company and Parent, or their equivalent, as provided in Section 7, above, in which the Executive was participating at the time of his termination of employment for the period of Base Salary continuation or, if longer, for the period provided in such programs; provided, however, that any such continued coverage shall be offset by comparable coverage provided to the Executive in connection with subsequent full-time employment and, to the extent the Company and Parent are unable to continue such coverage, the Company and Parent shall provide the Executive with economically equivalent benefits determined on an after-tax basis,

                           (F) any other rights and benefits available under
                  employee benefit programs of the Company and Parent, or their equivalent, as provided in Section 7, above, and under the business expense reimbursement and fringe benefit programs as described in Section 8, above, determined in accordance with the


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                  applicable terms and provisions of such programs; and

                           (G) full and immediate vesting under the Company's
                  pension plans as of the date of termination, to the extent permitted by applicable law.

                  (iv) If, at any time during the term of the Executive's employment hereunder, the Executive fails to be appointed (or re-appointed, as appropriate) as Chief Financial and Administrative Officer and Senior Vice President of the Parent and Executive Vice President of the Company, the Executive shall have the right to terminate his employment and such termination, if prior to a Change in Control, shall be deemed a termination by the Company and Parent without Cause under Section 9(d)(H), above, or, if following a Change in Control, shall be deemed a termination by the Company and Parent without Cause under Section 9(d)(iii), above, provided that the Executive in either case shall have given the Company and Parent written notice of his decision and shall not within 10 business days thereafter have been reinstated to the relevant positions.

         (e) VOLUNTARY TERMINATION BY THE EXECUTIVE. The Executive may voluntarily terminate his employment prior to the expiration of the term of this Agreement. Such termination shall constitute a voluntary termination and, except as provided in Section 9(d)(iii), above, in such event the Executive shall be limited to the same rights and benefits as applicable to a termination by the Company or Parent for Cause as provided in Section 9(c), above. A voluntary termination under this Section 9(e) shall not be deemed a breach of this Agreement. A termination of the Executive's employment due to disability as described in Section 9(b), above, a termination by the Executive which the Executive is entitled to treat as a termination by the


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Company or Parent pursuant to Section 9(d), above, or a termination by the
Executive under Section 9(d)(iii), above, shall not be deemed a voluntary termination within the meaning of this Section 9(e).



                  10.      NO MITIGATION; NO OFFSET.

                  In the event of any termination of employment under Section 9, above, the Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

                  11.      NONCOMPETITION AND NONSOLICITATIAN.

                  (a) NONCOMPETITION. During the term of his employment and for a period of 24 months thereafter, the Executive shall not engage in any activities in Bermuda if such activities involve business that is competitive with that being conducted by the Company or Parent. For purposes of this Section 11, the Company or Parent shall be deemed to include any entity that was an Affiliate of the Company or Parent during the period of the Executive's employment as well as the time in question.

                  (b) NONSOLICITATION. During the term of the Executive's employment under this Agreement, and for a period of 24 months following termination of employment, the Executive shall not encourage any other employee of the Company or Parent to leave the employ of the Company or Parent.


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                  12.    CONFIDENTIAL INFORMATION.

                  The Executive covenants that he shall not, without the prior written consent of the Board or Parent Board or a person authorized by the Board or Parent Board, disclose to any person, other than an employee of the Company or Parent Board or other person to whom disclosure is necessary to the performance by the Executive of his duties in the employ of the Company or Parent Board, any confidential proprietary information about the Company or an Affiliate or their respective businesses, unless and until such information has become known to the public generally (other than as a result of unauthorized disclosure by the Executive) or unless he is required to disclose such information by a court or by a governmental body with apparent authority to require such disclosure. The foregoing covenant by the Executive shall be without limitation as to time and geographic application.


                  13.    WITHHOLDING.

                  Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company or Parent hereunder to the Executive shall be subject to withholding of such amounts relating to taxes as the Company or Parent may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company or Parent may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.


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                  14.    ENTIRE AGREEMENT.

                  This Agreement, together with the Exhibits, contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Company, the Parent and the Executive with respect thereto.

                  15.    ASSIGNABILITY; BINDING NATURE.

                  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits hereunder, which may be transferred by will or operation of law subject to the limitations of this Agreement. No rights or obligations of the Company or Parent under this Agreement may be assigned or transferred by the Company or Parent except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company or Parent is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company or Parent, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company or Parent and such assignee or transferee assumes the liabilities, obligations and duties of the Company or Parent, as contained in this Agreement, either contractually or as a matter of law.

                  16.    INDEMNIFICATION.


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                  The Executive shall be provided indemnification by each of the
Company and Parent to the maximum extent permitted under the laws of their respective jurisdictions of incorporation and their respective charter documents. In addition, he shall be covered by a directors' and officers' liability policy with coverage for him to the extent of US $50,000,000.

                  17.      EXCISE TAX ADJUSTMENT PAYMENTS

                  (a) PAYMENTS. In the event that it is determined that any payment or distribution by the Company or Parent to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, other than any payment pursuant to this Section 17(a), (a "PAYMENT"), would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "EXCISE TAX"), then Executive shall be entitled to receive from the Company or Parent, within 15 days following the determination described in Section 17(b), below, an additional payment ("EXCISE TAX ADJUSTMENT PAYMENT") in an amount such that after payment by Executive of all applicable Federal, state and local taxes (computed at the maximum marginal rates and including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Excise Tax Adjustment Payment, Executive retains an amount of the Excise Tax Adjustment Payment equal to the Excise Tax imposed upon the Payments.


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                  (b) DETERMINATIONS. All determinations required to be made under this Section 17, including whether an Excise Tax Adjustment Payment is required and the amount of such Excise Tax Adjustment Payment, shall be made by KPMG Peat Marwick LLP, or such other national accounting firm as the Company or Parent may designate prior to a Change of Control, which shall provide detailed supporting calculations to the Company and the Executive within 15 business days of the date of termination of Executive's employment. Except as hereinafter provided, any determination by KPMG Peat Marwick LLP, or such other national accounting firm as the Company or Parent may designate prior to a Change of Control, shall be binding upon the Company, Parent and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination hereunder, it is possible that (x) certain Excise Tax Adjustment Payments will not have been made by the Company or Parent which should have been made (an "UNDERPAYMENT"), or (y) certain Excise Tax Adjustment Payments will have been made which should not have been made (an "OVERPAYMENT"), consistent with the calculations required to be made hereunder. In the event of an Underpayment, such Underpayment shall be promptly paid by the Company or Parent to or for the benefit of the Executive. In the event that the Executive discovers that an Overpayment shall have occurred, the amount thereof shall be promptly repaid to the Company or Parent.

                   18.     SETTLEMENT OF DISPUTES.


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                  Any dispute between the Parties arising from or relating to the terms of this Agreement or the Executive's employment with the Company or Parent shall be resolved by arbitration held in New York City in accordance with the rules of the American Arbitration Association. All costs associated with any arbitration, including all legal expenses, for the Parties shall be borne by the Company and Parent.

                  19.    AMENDMENT OR WAIVER.

                  No provision in this Agreement may be amended unless such amendment is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company and Parent. No waiver by any Party of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or a duly authorized officer of the Company and Parent, as the case may be.

                  20.     NOTICES.

                  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by courier, or by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently by similar process give notice of:

If to the Company:                  Mid Ocean Reinsurance Company Ltd.


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                                    Richmond House
                                    12 Par-la-Ville Road
                                    P.O. Box HM 1066
                                    Hamilton HM EX Bermuda


If to the Parent:                   Mid Ocean Limited
                                    Richmond House
                                    12 Par-la-Ville Road
                                    P.O. Box HM 1066
                                    Hamilton HM EX Bermuda



If to the Executive:                Charles F. Hays
                                    Oleander Brakes
                                    49 St. Anne's Road
                                    Southampton SN 02
                                    Bermuda
                                    Fax (441) 238-3909


                  21.  SEVERABILITY.

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

                  22.     SURVIVORSHIP.


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                  The respective rights and obligations of the Parties shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                  23.     REFERENCES.

                   In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his estate or other legal representative.

                  24.     GOVERNING LAW.

                  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to the principles of conflict of laws.

                  25.     HEADINGS.

                  The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                  26.     COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts.


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                  IN WITNESS WHEREOF, the undersigned have executed this

Agreement as of the date first written above.

                                    MID OCEAN LIMITED



                                    By: /s/ Michael A. Butt
                                       -------------------------------


                                    MID OCEAN REINSURANCE COMPANY LTD.



                                    By: /s/ Charles F. Hays
                                       -------------------------------
                                        Charles F. Hays


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                                                                       EXHIBIT A

                                CHANGE IN CONTROL

                  A "Change in Control" shall be deemed to have occurred if:

         (1) on or after the date hereof, any person (which, for all purposes hereof, shall include, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative), or any group (within the meaning of Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended), becomes the beneficial owner, directly or indirectly, of securities of the Parent representing, or acquires the right to control or direct, or to acquire through the conversion or exchange of securities or the exercise of warrants or other rights to acquire securities ("Beneficial Owner"), 20% or more of the combined voting power of the Parent's then outstanding securities ("Significant Owner") (excluding any person who or group which, together with all affiliates and associates of such person or group, would on the date of this Agreement but for this clause be a Significant Owner as long as such person or group does not subsequently become the Beneficial Owner of any additional securities of the Parent in any manner other than a change in the aggregate number of the outstanding securities of the Parent, and other than pursuant to any purchase or acquisition permitted by the first full paragraph of the second page of that Standstill


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                  Agreement dated June 2, 1995 between the Parent and EXEL
                  Limited) and, for the purposes hereof, "voting power" means the right to vote for the election of directors; or

         (ii) at any time subsequent to the execution of this contract there shall be elected or appointed to the Parent Board any director or directors whose appointment or election by the Parent's shareholders was not approved by a vote of at least a majority of the directors then still in office who were either directors at the date hereof or whose election or appointment or nomination for election was previously so approved.

The determination to be made pursuant to clause (i) above shall be made on the basis that (x) all securities beneficially owned by the person or group or over which control or direction is exercised by the person or group which are convertible or exchangeable into securities carrying voting rights have been converted or exchanged and all options, warrants, exchange rights or other rights which may be exercised to acquire securities beneficially owned by the person or group or over which control or direction is exercised by the person or group have been exercised, and (y) no such convertible or exchangeable securities have been converted or exchanged by any other person and no such options, warrants, exchange rights or other rights have been exercised by any other person.


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
                                                                       EXHIBIT B


                                   GOOD REASON


                  For purposes of this Agreement, "Good Reason" shall mean any of the following (without Executive's express prior written consent):


                  (i) (A) The assignment to Executive of duties materially inconsistent with Executive's position (including duties, responsibilities, status, titles or offices as set forth in Section 2 hereof); or (B) any elimination or reduction of Executive's duties or responsibilities except in connection with the termination of Executive's employment for Cause, disability or as a result of Executive's death or by Executive other than for Good Reason;

                  (ii) The (A) reduction in Executive's Base Salary from the level in effect immediately prior to, or (B) payment of an annual bonus in an amount less than the most recent annual bonus paid prior to the Change in Control;

                  (iii) The failure by the Company or Parent to obtain the specific assumption of this Agreement by any successor or assign of Parent or the Company or any person acquiring substantially all of the Company's or Parent's assets;

                  (iv) Any material breach by the Company or Parent of any provision of this Agreement or any agreements entered into pursuant thereto;

                  (v) Requiring Executive to be based at any office or location other than those described in Section 2(a) hereof, except for travel reasonably required in the performance of the Executive's responsibilities; or



                  (vi) During the twelve month period following a Change in Control, (A) the failure to continue in effect any compensation plan in which Executive participates at the time of the Change in Control unless an equitable arrangement (embodied in an ongoing substitute or alternative plan providing Executive with substantially similar benefits) has been made with respect to such plan in connection with the Change in Control, or the failure to continue Executive's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of his participation relative to other participants, as existed at the time of the Change in Control; or (B) the failure to continue to provide Executive with benefits at least as favorable in the aggregate as those enjoyed by him under any of the Company's or Parent's pension, life insurance, medical, health and accident, disability, deferred compensation or savings plans in which he was participating at the time of the Change of Control, the taking of any action which would directly or indirectly materially reduce any of such benefits or deprive Executive of any fringe benefit enjoyed by him at the time of the Change of Control, or the failure to provide him with the number of paid vacation days to which he was entitled on the basis of the Company's practice with respect to him as in effect at the time of the Change of Control.


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